Exhibit 99.1

Georgia Gulf Announces Preliminary 2012 Financial Results

ATLANTA – January 14, 2013 – Georgia Gulf Corporation (NYSE: GGC) today announced preliminary financial results for the year ended December 31, 2012.

The company expects to report net sales of approximately $3.3 billion for 2012, or about 3 percent higher than 2011. The company expects to report adjusted EBITDA of $330 million to $340 million for 2012. The company had approximately $200 million of cash and cash equivalents as of December 31, 2012. Georgia Gulf’s total debt position as of December 31, 2012, was approximately $448 million including no cash drawn under its ABL Revolver.

“We are very pleased to announce preliminary results that exceeded our expectations for 2012,” said Paul Carrico, president and chief executive officer. “In the fourth quarter of 2012, we benefitted from higher operating rates and stronger export demand and pricing for our chemical products than in the fourth quarter of 2011, as well as favorable feedstock costs.

“Going forward, we believe low-cost natural gas in North America will remain globally advantaged as a source of energy. We expect this to place Gulf Coast chlorovinyls producers in a strong position to supply domestic and export customers,” Carrico said. “We also believe our pending merger with PPG’s commodity chemicals business will create an integrated chemicals and building products leader that is well positioned to benefit from this cost advantage and expanding global demand for our products.”

About Georgia Gulf

Georgia Gulf Corporation is a leading, integrated North American manufacturer of two chemical lines, chlorovinyls and aromatics, and manufactures vinyl-based building and home improvement products. The Company’s vinyl-based building and home improvement products are marketed under Royal Building Products and Exterior Portfolio brands. Georgia Gulf, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading service to customers. For more information, visit www.ggc.com.

Georgia Gulf announced January 14, 2013, that when its pending merger with PPG’s commodity chemicals business is completed, the combined organization will be Axiall Corporation and will be traded on the New York Stock Exchange under the ticker symbol of AXLL. More information about Axiall and the pending company’s brand story can be found at www.axiallcorp.com.

Non-GAAP Financial Measure

We supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) with adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization, cash and non-cash restructuring charges and certain other charges, if any, related to financial restructuring and business improvement initiatives, gains (loss) on substantial modification of debt and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to a previously disclosed and withdrawn unsolicited offer to acquire Georgia Gulf and the proposed merger with the PPG commodity chemicals business, goodwill, intangibles, and other long-lived asset impairments, and interest expense related to the OMERS sale-leaseback transaction or as otherwise applicable) because investors commonly use adjusted EBITDA as a main component of valuation analysis of cyclical companies such as Georgia Gulf. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) as a measure of performance or to cash provided by operating activities as a measure of liquidity. In addition, our calculation of adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited. We generally provide reconciliations of the historical non-GAAP measures included herein to the most directly comparable GAAP measures, however, we have not provided a reconciliation of this forward-looking non-GAAP financial measure to the directly comparable GAAP measure because, due primarily to the timing of the closing of our financial records for the fiscal year ended December 31, 2012, we do not currently have sufficient data to accurately provide this reconciliation to net income without unreasonable efforts. We believe the probable significance of providing this forward-looking non-GAAP financial measure without a reconciliation to net income is that investors and analysts will have certain information that we believe to be useful and meaningful regarding our expected results for the fiscal year ended December 31, 2012, but that such investors and analysts will not have all of our expected financial results on a GAAP basis. As a result, investors and analysts may be unable to accurately compare our expected results to our historical results or the results or expected results of other companies who may have treated such matters differently. Our management believes that, given the inherent uncertainty of forward-looking statements, our investors and analysts will be able to understand and appropriately take into account the limitations in the information we have provided. Investors are cautioned that until our financial records are closed for the fiscal year, we cannot predict the occurrence, timing or amount of all non-GAAP items that we exclude from adjusted EBITDA. As a result, the actual effect of these items, when determined, could potentially be significant to the calculation of adjusted EBITDA for the fiscal year ended December 31, 2012.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast,” “would” or “could” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions, or events, including with respect to the proposed separation of PPG’s commodity chemicals business from PPG and the merger of the PPG commodity chemicals business and Georgia Gulf (the “Transaction”), generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Transaction, and Georgia Gulf’s anticipated future financial and operating performance and results, and expectations regarding raw materials costs and demand for Georgia Gulf’s products. These statements are based on the current expectations of the management of Georgia Gulf. There are a number of risks and uncertainties that could cause Georgia Gulf’s actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include risks relating to (i) PPG being unable to obtain any remaining regulatory approvals required to complete the Transaction, or such required approvals delaying the Transaction or resulting in the imposition of conditions that could have a material adverse effect on the combined company or causing the companies to abandon the Transaction, (ii) other conditions to the closing of the Transaction not being satisfied, (iii) a material adverse change, event or occurrence affecting Georgia Gulf or the PPG commodity chemicals business prior to the closing of the Transaction delaying the Transaction or causing the companies to abandon the Transaction, (iv) problems arising in successfully integrating the businesses of the PPG commodity chemicals business and Georgia Gulf, which may result in the combined company not operating as effectively and efficiently as expected, (v) the possibility that the Transaction may involve other unexpected costs, liabilities or delays, (vi) the businesses of each respective company being negatively impacted as a result of uncertainty surrounding the Transaction, (vii) disruptions from the Transaction harming relationships with customers, employees or suppliers, and (viii) uncertainties regarding future prices, industry capacity levels and demand for Georgia Gulf’s products, raw materials and energy costs and availability, feedstock availability and prices, changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate Georgia Gulf’s businesses or manufacture its products before or after the Transaction, Georgia Gulf’s ability to generate sufficient cash flows from its business before and after the Transaction, future economic conditions in the specific industries to which its products are sold, and global economic conditions.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Georgia Gulf’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Georgia Gulf and its business, see Georgia Gulf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent filings with the Securities and Exchange Commission (the “SEC”). As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Georgia Gulf does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

Additional Information and Where to Find it

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of Georgia Gulf, and no offer or sale of such securities will be made in any jurisdiction where it would be unlawful to do so. In connection with the Transaction, Georgia Gulf has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 relating to the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS FORMING PART OF THE REGISTRATION STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GEORGIA GULF, PPG’S COMMODITY CHEMICALS BUSINESS AND THE TRANSACTION. Investors and security holders will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement may be obtained free of charge by accessing Georgia Gulf’s website at www.GGC.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link, or upon written request to Georgia Gulf at 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, Attention: Investor Relations. Shareholders may also read and copy any reports, statements and other information filed by Georgia Gulf with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

CONTACTS:

Investor Relations

Martin Jarosick

(770) 395-4524

Media

Alan Chapple

(770) 395-4538

chapplea@ggc.com

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